EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Carbon Nanotechnologies, Inc.

We have audited the accompanying balance sheet of Carbon Nanotechnologies, Inc. (the “Company”) as of December 31, 2006, and the related statement of operations, shareholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards established by Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses, and negative cash flows from operations that raise substantial doubt about its going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rose Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California

June 26, 2007

Carbon Nanotechnologies Incorporated

Balance Sheet

As of December 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$718,049
Accounts receivable, net of allowance for doubtful account of $13,514	282,866
Grants receivable	253,898
Other prepaid expenses	49,539

TOTAL CURRENT ASSETS	1,304,352
PROPERTY AND EQUIPMENT
Computers, office equipment and furniture	251,453
Plant, machinery and research equipment	4,935,749
Leasehold improvements	164,970

5,352,172
Less: Accumulated depreciation and amortization	(5,272,673)

NET PROPERTY AND EQUIPMENT	79,499
INTANGIBLE AND OTHER ASSETS
License Agreements	3,294,211

TOTAL OTHER ASSETS	3,294,211
TOTAL ASSETS	$4,678,062

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$227,340
Accrued expenses	470,929
Accounts payable to affiliates	133,300
Revolving line of credit	5,136,713

TOTAL CURRENT LIABILITIES	5,968,282

Commitment and contingencies, note 10
STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value-authorized, 40,000,000 shares; issued and outstanding, 12,256,053	12,256
Preferred stock-authorized, 5,000,000 shares	—
Series A preferred stock, $.001 par value-issued and outstanding	420
Series B preferred stock, $.001 par value-issued and outstanding	100
Series C preferred stock, $.001 par value-issued and outstanding	517
Series D preferred stock, $.001 par value-issued and outstanding	237
Additional paid-in capital	38,765,406
Accumulated deficit during the development stage	(40,069,156)

TOTAL STOCKHOLDERS’ DEFICIT	(1,290,220)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,678,062

The accompanying notes are an integral part of these financial statements.

Carbon Nanotechnologies Incorporated

Statement of Operations

For the Year Ended December 31, 2006

REVENUE	$3,108,500
COST OF SALES	2,023,780

GROSS PROFIT	1,084,720

OPERATING EXPENSES
Salaries	2,180,472
Consulting	—
General and administrative expenses	1,427,080
Research and development	368,603
Depreciation and amortization	317,336

TOTAL OPERATING EXPENSES	4,293,491

OPERATING LOSS	(3,208,771)
OTHER INCOME (EXPENSES)
Gain on sale of assets	20,000
Interest income	12,304
Interest expense	(240,677)
Other income (expense)	(15,619)

TOTAL OTHER INCOME (EXPENSES)	(223,992)

NET LOSS	$(3,432,763)

Net loss per share, basic and diluted	$(0.28)
Weighted average shares outstanding, basic and diluted	12,256,253

The accompanying notes are an integral part of these financial statements.

Carbon Nanotechnologies Incorporated

Statement of Stockholders’ Deficit

For the Year Ended December 31, 2006

	Common Stock		Preferred Stock		Additional Paid- in-Capital	Accumulated Deficit during the Development Stage	Totals
	Shares	Amount	Shares	Amount
Balance at December 31, 2005	12,256,053	$12,256	1,273,263	$1,274	$38,629,644	$(36,636,393)	$2,006,781
Stock based compensation	—	—	—	—	135,762	—	135,762
Net loss	—	—	—	—	—	(3,432,763)	(3,432,763)

Balance at December 31, 2006	12,256,053	$12,256	1,273,263	$1,274	$38,765,406	$(40,069,156)	$(1,290,220)

The accompanying notes are an integral part of these financial statements.

Carbon Nanotechnologies Incorporated

Statement of Cash Flows

For the Year Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,432,763)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	317,336
Stock based compensation-employee stock options	135,762
Changes in operating assets and liabilities:
Accounts receivable	(379,703)
Prepaid expenses	(20,011)
Accounts payable and accrued liabilities	195,723
Accounts payable to affiliate-Rice University	124,323

NET CASH USED IN OPERATING ACTIVITIES	(3,059,333)
CASH FLOWS FROM INVESTING ACTIVITIES:
Equipment purchases	(69,311)

NET CASH USED IN INVESTING ACTIVITIES	(69,311)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing under revolving credit agreement	3,611,713

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,611,713

NET INCREASE IN CASH	483,069
CASH AT BEGINNING OF PERIOD	234,980

CASH AT END OF PERIOD	$718,049

SUPPLEMENTAL DISCLOSURES
Cash interest paid during 2006	$210,419
Cash taxes paid during 2006	$7,200

The accompanying notes are an integral part of these financial statements.

CARBON NANOTECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2006

1. ORGANIZATION

Carbon Nanotechnologies, Inc. (“CNI”), a Delaware corporation, was the surviving entity in a merger with Carbon Nanotechnologies, Inc., a Texas corporation. The operations of the combined companies have been reported in the accompanying financial statements as a reorganization of entities under common control.

CNI’s purpose is to develop, produce, and market fullerene nanotubes (“buckytubes”) and related technology developed by the Company’s founder, the late Dr. Richard E. Smalley. The number of issued and outstanding shares of common stock reflected in these financial statements reflect CNI’s 10-for-1 stock split on April 6, 2001.

CNI is currently the leading producer of buckytubes. Buckytubes possess exceptionally high material properties, such as electrical and thermal conductivity, strength, and stiffness, which CNI believes will have applications in materials, electronics, chemical processing, and energy management.

2. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has funded its operations through the proceeds from a revolving credit agreement guaranteed by certain investors of the Company. As discussed in note 13, the Company entered into a merger agreement with Unidym, Inc. on March 21, 2007. Management believes this agreement will provide the Company with the additional resources it needs to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash Equivalents—The Company considers highly liquid investment securities purchased with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment—The Company’s property, plant and equipment consist primarily of its pilot plants, and computer and office equipment that are recorded at cost. Depreciation is provided over the estimated useful life of three years for such assets using the straight-line method.

Income Taxes—The Company accounts for income taxes under the liability method, which requires, among other things, recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and the recognition of available tax carryforwards.

Revenue Recognition—Revenue from product sales is recognized when the related goods are shipped and all significant obligations of the Company have been satisfied.

Cost of Sales—The Company includes direct materials and direct plant production cost in cost of sales.

Earnings (Loss) per Share—Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares primarily consist of stock options issued to employees and consultants and warrants of the Company.

Intangible Assets—Intangible assets consist of license agreements being amortized on a straight-line basis over 20 and 11 years. Each applicable license agreement terminates upon the expiration of the last expiring patent covering any of the technology licensed thereunder. The Company has adopted a policy of expensing all patent-related costs up to the point of commercial viability of a given patent. At that time, all subsequent costs will be capitalized and amortized over the patent’s then remaining life. Intangible assets subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.

Credit Risk—The Company extends credit to its customers in the normal course of business and generally does not require collateral or other security. The Company performs ongoing credit evaluations of its customers’ financial condition and historically has not incurred significant credit losses.

Long-Lived Assets—The Company periodically evaluates the recoverability of its long-lived assets and recognizes an impairment if the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. The Company assesses for long-lived asset impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable.

Recent Accounting Pronouncements—In December 2004, the FASB issued SFAS No, 123(R), Share-Based Payment, replacing SFAS No. 123 and superseding APB Opinion No, 25. SFAS No. 123(R) requires non-public companies to recognize compensation expense for the cost of awards of equity instruments. This compensation cost will be measured as the fair value of the award on the grant date estimated using an option-pricing model or based on a value calculated using the historical volatility of an appropriate industry sector index instead of the expected volatility of its share price should the expected volatility of its share price not be determinable. The Company adopted SFAS No. 123(R) effective January 1, 2006.

4. ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company accrues an allowance for doubtful accounts based on estimates of uncollectible revenues by analyzing historical collections, accounts receivable aging and other factors. Accounts receivable are written off when all collection attempts have failed. Allowance for doubtful accounts recorded during 2006 was $13,514.

5. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 2006, is comprised the following:

Plant and machinery	$4,935,749
Computer and office equipment	251,453
Leasehold improvements	164,969

Total	5,352,171
Less accumulated depreciation and amortization	(5,272,673)

Net property, plant, and equipment	$79,498

Property, plant and equipment related depreciation and amortization expense recorded during 2006 was $84,513.

The Company periodically evaluates property, plant and equipment for impairments when events or circumstances indicate that the carrying value of these assets may not be recoverable. The evaluation is highly dependent on the underlying assumptions of related cash flows. The Company recorded no property, plant and equipment impairments during 2006.

6. INTANGIBLE ASSETS

Intangible assets at December 31, 2006, comprised the following:

License agreements	$4,627,796
Less: accumulated amortization and impairment	(1,333,585)

Net intangible assets	$3,294,211

Intangible assets related amortization expense recorded during 2006 was $232,822. Intangible assets are being amortized on a straight-line basis. Without any change in the gross intangible assets will continue to be amortized at a rate of $232,822 per year through 2011, at a minimum.

7. REVOLVING CREDIT AGREEMENT

On August 5, 2005, the Company entered into a Revolving Credit Agreement (the “Agreement”) with a bank for $5,000,000. Amounts drawn are due and payable at maturity on August 5, 2008. Interest is payable monthly based on LIBOR plus 1.25%. The Agreement is collateralized by substantially all assets of the Company and guaranteed by certain investors of the Company. The Company is subject to certain restrictions including the ability to declare or make dividends or other distributions as defined in the Agreement. On August 24, 2006, the Agreement was amended to increase the maximum on the Agreement to $7,500,000. As of December 31, 2006, $5,136,713 was outstanding under the Agreement.

8. SHAREHOLDERS’ EQUITY

All classes of the Company’s equity instruments are subject to a shareholders’ agreement, which generally prohibits the shareholders’ from selling, transferring, or assigning their respective equity instruments without the consent of the Company. Pursuant to the shareholders’ agreement, the Company and shareholders maintain a right of first refusal with respect to a shareholder’s decision to dispose of any securities held.

Common Stock—The Company has 40,000,000, $0.001 par value, shares of common stock authorized and 12,256,053 shares issued and outstanding at December 31, 2006. In addition, 16,663,430 shares of common stock have been reserved for issuance upon conversion of preferred stock and stock options granted under the Company’s long-term incentive plan (the “Plan”). Holders of the Company’s common stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors of the Company. Upon any liquidation or dissolution of the Company, the holders of common stock are entitled, subject to any preferential rights of the holders of preferred stock, to receive a pro rata share of all of the assets remaining available for distribution to shareholders after payment of all liabilities.

Preferred Stock—-The Company has authorized 5,000,000 shares, $0.001 par value, of preferred stock, which may be divided into such series as determined by the Board of Directors.

Series A Convertible Preferred Stock—On April 5, 2000, 420,000 shares of Series A convertible preferred stock (“Series A”) were purchased by founders and directors at $ 1 per share (stated at unconverted, nonsplit-adjusted basis). Each share of Series A is convertible, at the option of the holder, at any time. and without payment of additional consideration into shares of the Company’s common stock at a conversion price of $0.10 per share, subject to antidilution adjustments; and shall immediately convert into common stock upon the earlier of (1) a firm, committed underwriting, as defined in the stock purchase agreement, or (2) the consent of the holders of at least 80% of the then outstanding Series A shares. On or after the fifth anniversary of the issuance date, the Company may redeem, at its option, the Series A shares at a redemption price of $1 per share. Upon any liquidation of the Company, the Company must pay the holders of the Series A $1 per share (aggregate of $420,000) before any amounts may be paid to the holders of common stock. No dividends accrue on the Series A. The holders of the Series A are entitled to 10 votes per share on all matters upon which the holders of common stock have the right to vote and are generally entitled to vote as a class on any matters adversely affecting their rights as holders of this series of preferred stock.

Series B Convertible Preferred Stock—In October 2000, 100,000 shares of Series B convertible preferred stock (“Series B”) were purchased by a founder at $10 per share (stated at unconverted, nonsplit-adjusted basis). Each share of Series B is convertible, at the option of the holder, at any time, and without payment of additional consideration into shares of the Company’s common stock at a conversion price of $ 1 per share, subject to antidilution adjustments; and shall immediately convert into common stock upon the earlier of (1) a firm, committed underwriting, as defined in the stock purchase agreement, or (2) the consent of the holders of at least 50% of the then outstanding Series B shares. On or after the fifth anniversary of the issuance date, the Company may redeem, at its option, the Series B shares at a redemption price of $10 per share. Upon any liquidation of the Company, the Company must pay the holders of the Series B $10 per share (aggregate of $1,000,000) before any amounts may be paid to the holders of common stock. No dividends accrue on the Series B. The holders of the Series B are entitled to ten votes per share on all matters upon which the holders of common stock have the right to vote and are generally entitled to vote as a class on any matters adversely affecting their rights as holders of this series of preferred stock.

Series C Convertible Preferred Stock—On April 6, 2001, the Company issued 258,354 shares of Series C convertible preferred stock (“Series C”) to the OC & WM Limited Partnership, L.P. (the “Limited Partnership’) pursuant to the terms of the Series C Preferred Stock Purchase Agreement (the “Agreement. The Limited Partnership purchased these shares at $29.03 per share (stated at unconverted, nonsplit basis). Under the Agreement the Limited Partnership was obligated to purchase, and the Company was obligated to issue, an additional 258,353 shares of Series C. The value of this obligation, as of December 31, 2001, was $7,449,988 which was received in February 2002. Each share of Series C is convertible, at the option of the holder, at any time, and without payment of additional consideration into shares of the Company’s common stock at a conversion price of $2.90 per share, subject to antidilution adjustments; and shall immediately convert into common stock upon the earlier of (1) a firm, committed underwriting, as defined in the Agreement or (2) the consent of the holders of at least 80% of the then outstanding Series C shares. On or after the fifth anniversary of the issuance date, the Company may redeem, at its option, the Series C shares at a redemption price of $29.03 per share. Upon any liquidation of the Company, the Company must pay the holders of the Series C $29.03 per share (aggregate of $15,000,000) before any amounts may be paid to the holders of common stock. No dividends accrue on the Series C. The holders of the Series C are entitled to ten votes per share on all matters upon which the holders of common stock have the right to vote and are generally entitled to vote as a class on any matters adversely affecting their rights as holders of this series of preferred stock.

Series D Convertible Preferred Stock—The Company issued 118,278 shares of Series D convertible preferred stock (“Series D”) to the Limited Partnership pursuant to the terms of the Series D Preferred Stock Purchase Agreement dated June 28, 2002, as amended in June 2003 (the “Purchase Agreement”). The Limited Partnership purchased these shares at $63.41 per share (stated at unconverted, nonsplit adjusted basis). Under the Purchase Agreement the Limited Partnership was obligated to purchase subject to the fulfillment of certain conditions, and the Company was obligated to issue, an additional 118,278 shares of Series D; the value of this obligation as of December 31, 2002, was $7,500,008. In 2003, the Company received $7,500,008 in satisfaction of the stock subscription receivable.

Each share of Series D is convertible, at the option of the holder at any time, without payment of additional consideration into shares of the Company’s common stock at a conversion price of $6.341 per share, subject to antidilution adjustments; and shall immediately convert into common stock upon the earlier of (1) a firm, committed underwriting, as defined in the Purchase Agreement or (2) the consent of the holders of at least 80% of the then outstanding Series D shares. On or after the fifth anniversary of the issuance date, the Company may redeem, at its option, the Series D shares at a redemption price of $6.341 per share. Upon liquidation of the Company, the Company must pay the holders of the Series D $6.341 per share (aggregate of $15,000,000), plus any declared but unpaid dividends if any, to such date before any amounts may be paid to the holders of common stock The holders of the Series D are entitled to ten votes per share on all matters upon which the holders of common stock have the right to vote and are generally entitled to vote as a class on any matters adversely affecting their rights as holders of this series of preferred stock

The Series A, Series B, Series C, and Series D rank pari passu with respect to liquidation preference rights.

Outstanding Warrants— The Company issued 900,000 warrants to purchase shares of common stock to the guarantors of the Company debt. The warrants have an exercise price of $0.01 per common share. The first 450,000 warrants become exercisable upon the termination of the revolving credit agreement or upon an acceleration of event for the revolving line of credit. The remaining 450,000 warrants are exercisable at any time after the guarantors shall make a guaranty payment to the bank. At December 31, 2006, a total of 900,000 shares of common stock were reserved for these warrants.

On December 17, 2004, the Company issued a warrant to purchase 200,000 shares of common stock at an exercise price of $8.69. There was no value assigned to this warrant. The warrant becomes exercisable at the earlier of December 17, 2009, or upon a liquidity event including a merger, sale of all or substantially all assets of the Company, initial public offering, liquidation, or dissolution of the Company. At December 31, 2006, 200,000 shares of common stock were reserved for that purpose.

9. STOCK-BASED COMPENSATION PLAN

The Company has reserved for issuance 4,000,000 shares of common stock available for grants under the Plan. The exercise price of each option is equal to the fair value of the Company’s stock on the date of grant. The maximum term of the options is 10 years, and the options generally vest at the rate of 25% per year. At December 31, 2006, the Company had 3,944,800 options outstanding and 55,200 shares are available for issuance under the Plan.

The Company has reserved for issuance 1,000,000 shares of common stock available for grant under the new 2005 Long-Term Incentive Plan. The Long-Term Incentive Plan permits the Company to grant awards (stock options, nonqualified options, stock award, phantom stock, stock appreciation right cash awards and director options) to employees, consultants and directors of the Company, subject to adjustment as provided in the plan. As of December 31, 2006, the Company had 235,000 options outstanding under the Long-Term Incentive Plan and 765,000 shares are available for issuance.

During 2006, the Company granted 185,000 options, under the new 2005 Long-Term Incentive Plan and the Plan, with a weighted average exercise price of $2.90 per share. During 2006, no options were forfeited, and none were exercised. At December 31, 2006, there were 3,355,800, vested and exercisable under the Plan. The remaining contractual life of all outstanding options at December 31, 2006, is approximately five years.

The fair value of the options granted has been estimated for each option granted using the Black Scholes option-pricing model with the following assumptions; dividend yield 0.0%; volatility 0.0%, risk free interest rate of 4.4% for 2006; and expected lives of four years for stock options grant The estimated fair value of the 185,000 options granted by the Company during 2006 was $85,100.

As of December 31, 2006, information concerning options currently outstanding and vested is summarized as follows:

Exercise Prices	Number of Shares	Options Outstanding		Options Vested and and Exercisable
		Weighted- Average Remaining contractual Life (Years)	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
$0.001	500,000	3	$0.001	500,000	$0.001
1.000	356,300	3	1.000	356,300	1.000
2.903	3,323,500	5	2.903	2,499,500	2.903

	4,179,800			3,355,800

	Number of Options Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price Per Share
Total Options Granted at December 31, 2006	4,179,800	5.6	$2.394

10. COMMITMENTS AND CONTINGENCIES AND RELATED-PARTY TRANSACTIONS

The Company has entered into an exclusive worldwide license agreement with Rice University (“Rice”) for a broad array of technology developed by the late Dr. Richard E. Smalley. As compensation for this license agreement, Rice received 1,577,780 shares of the Company’s common stock valued at $2.90 per share. The Company shall pay a 1% royalty on sales of Rice-Licensed products. The agreement will terminate upon the expiration of Rice’s patent rights, or in three years from the date of the agreement, April 2001, if the Company has not achieved specified milestones. This agreement has been reflected within intangible assets and shareholders’ equity at $4,580,295. Royalty expense of $25,682 is included in operating expenses for the year ended December 31, 2006. During 2006, the Company paid Rice $455,459 for patent-related legal fees.

Leases—The Company is obligated under an operating lease for office space. Rent expense for the years ended December 31, 2006 was approximately $128,818. Future minimum lease payments under the lease are as follows:

Year	Amount
2007	$120,000

Total minimum lease payments	$120,000

Related Party

During 2006, the Company sold $361,402 of product to one of its stockholders.

11. BUSINESS AND CREDIT CONCENTRATION

For the year ended December 31, 2006 the Company had combined sales to three customers which represented 69 percent of total revenues. These customers represented 32%, 25% and 12% of total revenues for the year ended December 31, 2006.

At December 31, 2006 the Company had three customers, which combined, represented more than 84 percent of the outstanding accounts receivable.

At December 31, 2006, the Company had funds in deposit with financial institutions that exceeded the FDIC insurance limit by approximately $552,000.

12. INCOME TAXES

The Company has incurred losses since inception for both financial reporting and tax purposes. Due to the uncertainty of being able to utilize such losses to reduce future taxes, a valuation allowance has been provided to reduce to zero the net deferred tax assets resulting primarily from the loss carryforwards. At December 31,2006, the Company had approximately $40,000,000 of net operating loss carryforwards that begin to expire in 2021. However the net loss carryforward is subject to severe limitations due to change of control (see Note 13).

The components of deferred tax assets and liabilities consist of book and tax differences for property, plant, and equipment, amortization of intangibles and net loss carryforwards.

13. SUBSEQUENT EVENTS

On March 21, 2007, the Company entered into an Agreement and Plan of Merger with Unidym, Inc. (“Unidym”) a subsidiary of Arrowhead Research Corporation (NASDAQ: ARWR), Unidym Acquisition, LLC (“Merger LLC”), a Delaware limited liability company and wholly-owned subsidiary of Unidym, CNI, and William A. McMinn as stockholder representative (the “Merger Agreement”). The transaction closed on April 20, 2007. The combined company, operates under the Unidym name, will have the dominant portfolio of carbon nanotube-related patents and be positioned as a leader in bringing carbon nanotube-based products to market.

Pursuant to the Merger Agreement, Unidym acquired CNI through a merger of CNI with and into Merger LLC, with Merger LLC continuing as the surviving company of such merger and a wholly-owned subsidiary of Unidym (the “Merger”). Pursuant to the Merger Agreement, at the closing, Unidym issued 5,000,000 shares of Unidym Series A Convertible Preferred Stock, $.0001 par value per share (“Unidym Series A Preferred Stock”), to be distributed to the holders of CNI common stock and 2,784,252 shares of Unidym Series B Convertible Preferred Stock, $.0001 par value per share (“Unidym Series B Preferred Stock”) to be distributed to the holders of CNI Series E Preferred Stock. In addition, in connection with the Merger, all 2,889,000 shares of Unidym Series A Preferred Stock outstanding prior to the effective time of the Merger were converted into 2,889,000 shares of Unidym Series B Preferred Stock. Approximately twenty percent (20%) of the issued and outstanding capital stock of Unidym (calculated on an as-converted to common stock basis after giving effect to the Merger) was placed into a share escrow account to fund certain claims for indemnification for breaches of or inaccuracies in Unidym’s and CNI’s representations and warranties, covenants and agreements.

On April 20, 2007, Arrowhead entered into a Stock Purchase Agreement (the “Purchase Agreement”) with William A. McMinn, Robert Gower, Mary H. Cain and The Mary H. Cain Marital Trust (collectively, the “Purchasers”) for the sale of 1,431,222 shares of Arrowhead’s common stock in exchange for 1,080,000 shares of Series E Preferred Stock of Carbon Nanotechnologies, Inc.

In accordance with the Merger Agreement, Unidym assumed CNI’s 2007 Restricted Stock Unit Plan and all outstanding CNI restricted stock units that were outstanding as of the effective time of the Merger. In connection with such assumption, appropriate adjustments described in the Merger Agreement were made to the number of shares of Unidym common stock subject to each restricted stock